                                                                                                                          Exhibit 12

                         IPC INFORMATION SYSTEMS, INC.

                      RATIO OF EARNINGS TO FIXED CHARGES
                         (Dollar amounts in thousands)
                                                                             Year Ended September 30,
                                                         --------------------------------------------------------------------
                                                                                                                      Pro
                                                                                 Actual                              Forma
                                                         --------------------------------------------------------  ----------
                                                            1993       1994       1995        1996        1997        1997
                                                         ---------- ---------- ----------  ----------  ----------  ----------
Income (loss) from continuing operations before
provision for income taxes.............................. $  3,038   $ 15,676   $ 22,486    $ 20,121    $  8,114    $(14,350)
Less, minority interest benefit related to losses from
Ixnet included in income from continuing operations.....     --         --         (118)       (628)       (312)       --
                                                         --------   --------   --------    --------    --------    --------

                                                            3,038     15,676     22,368      19,493       7,802     (14,350)
                                                         --------   --------   --------    --------    --------    --------

Fixed charges:
Interest expense........................................    1,404      1,605        420       1,089       2,021      23,654
Assumed portion of rentals representative of
interest................................................      432        525        559         651         643         643
                                                         --------   --------   --------    --------    --------    --------

     Total fixed charges................................    1,836      2,130        979       1,740       2,664      24,297
                                                         --------   --------   --------    --------    --------    --------

Earnings from continuing operations before provision
for income taxes, minority interest benefit and fixed
charges................................................. $  4,874   $ 17,806   $ 23,347    $ 21,233    $ 10,466    $ 9,947 (1)
                                                         ========   ========   ========    ========    ========    ========

Ratio of earnings to fixed charges......................      2.7        8.4       23.9        12.2         3.9         0.4
                                                         ========   ========   ========    ========    ========    ========
                                                         Three Months Ended
                                                            December 31,
                                                         --------------------------------
                                                                                   Pro
                                                               Actual             Forma
                                                         --------------------- ----------
                                                            1996        1997       1997
                                                         ---------- ---------- ----------
Income (loss) from continuing operations before
provision for income taxes.............................. $  1,153    $  7,187   $  1,276
Less, minority interest benefit related to losses from
Ixnet included in income from continuing operations.....     (284)       --         --
                                                         --------    --------   --------

                                                              869       7,187      1,276
                                                         --------    --------   --------

Fixed charges:
Interest expense........................................      498         542      6,367
Assumed portion of rentals representative of
interest................................................      163         161        161
                                                         --------    --------   --------

     Total fixed charges................................      661         703      6,528
                                                         --------    --------   --------

Earnings from continuing operations before provision
for income taxes, minority interest benefit and fixed
charges.................................................    1,530    $  7,890   $  7,804
                                                         ========    ========   ========

Ratio of earnings to fixed charges......................      2.3        11.2        1.2
                                                         ========    ========   ========
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(1)  On a pro forma basis, 1997 earnings are insufficient to cover fixed charges. The difference between the Company's 1997 pro forma earnings and fixed charges is $14.4 million. Cash interest on the Notes will not be payable until 2001.